Exhibit 32.1

Certification Pursuant to 18 U.S.C. 1350,

as Adopted Pursuant Section 906 of the

Sarbanes-Oxley Act of 2002

I, Jonathan Shaw, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Evans & Sutherland Computer Corporation for the quarter ended September 29, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

Date: November 2, 2017By:     /s/ Jonathan Shaw

Jonathan Shaw

             Chief Executive Officer

I, Paul L. Dailey, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Evans & Sutherland Computer Corporation for the quarter ended September 29, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Evans & Sutherland Computer Corporation.

Date: November 2, 2017By:     /s/ Paul L. Dailey

Paul L. Dailey

             Chief Financial Officer

The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.